UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2026

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501 Colorado Springs, Colorado		80920
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (719) 895-5483

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2026 (the “Execution Date”), Sunset Operations at Broken Arrow, LLC (“Sunset”), a wholly owned subsidiary of Venu Holding Corporation (the “Company”), executed and entered into a Consulting and Management Agreement (the “Agreement”) with Legends Global Theater Management, LLC (“Legends”; together with Sunset, the “Parties”) in connection with the amphitheater being developed by the Company in Broken Arrow, Oklahoma (“The Sunset BA”). Under the Agreement, Legends will provide The Sunset BA with advisory services during its pre-opening period and management and operations services as The Sunset BA’s exclusive manager once it opens. The following description summarizes certain material terms of the Agreement. Capitalized terms that are used but not defined in this Current Report on Form 8-K (this “Current Report”) have the meanings given to them in the Agreement.

Term. Although the Agreement became effective and binding on the Parties on the Execution Date, the Agreement’s term (the “Term”) commences on the date The Sunset BA opens to the general public (the “Opening Date”) with options to extend the Term on the same terms and conditions set forth in the Agreement. Legends will have the right to terminate the Agreement prior to the end of the Term upon 30 days’ written notice upon a material breach of the Agreement or upon the occurrence of certain development, construction, financing, or other project-related events specified in the Agreement that will materially impair or delay the development and opening of The Sunset BA or Legends’ operations at The Sunset BA.

Exclusive Negotiation Period. If Legends delivers a Negotiation Notice to Sunset at least 150 days prior to the expiration of the Term, Legends can initiate a 60-day Exclusive Negotiation Period commencing on the notice date, during which the Parties must negotiate in good faith the terms of a new consulting and management agreement or the extension of this Agreement. Prior to and during the Exclusive Negotiation Period, Sunset is prohibited from soliciting, requesting, considering, discussing, or negotiating inquiries, proposals, or offers from any Person other than Legends regarding the provision of management services to The Sunset BA. If Legends does not deliver a Negotiation Notice or if the Exclusive Negotiation Period expires before the Parties enter into a binding agreement, Sunset may commence negotiations for management services from other providers, provided that if Sunset desires to enter into an agreement for such services with another Person on terms that are less favorable to Sunset than the terms last proposed by Sunset to Legends, Sunset must offer Legends the same terms and conditions as offered to such Person, which Legends must accept or reject within ten days before Legends can enter into the agreement with such Person.

Services. Prior to the Opening Date of The Sunset BA, Legends will provide Pre-Opening Advisory Services related to venue planning, design coordination, operations, staffing, budgeting, programming, marketing, and opening preparations. Such Pre-Opening Advisory Services will include, among other services described in the Agreement, preparing pre-opening marketing and advertising plans, procuring, stocking, and installing operating supplies, furniture, fixtures, and equipment, negotiating and executing license agreements, booking commitments, service contracts, and vendor agreements, coordinating with and overseeing any third-party providers retained to provide Food and Beverage Services, coordinating the development of the parking plans and facilities, and providing such other services as may be mutually agreed upon by the Parties. After the Opening Date and for the duration of the Term, Legends will serve as the exclusive manager of The Sunset BA with exclusive authority over The Sunset BA’s day-to-day operations and activities, subject to any terms and conditions related to such operations set forth in the Economic Development Agreement, dated December 3, 2023, between Sunset, at Broken Arrow, LLC (a controlled subsidiary of the Company) the Broken Arrow Economic Development Authority, and the City of Broken Arrow, Oklahoma (the “Development Agreement”). Legends will have continued responsibility for The Sunset BA’s operational decisions, event booking and programming, staffing, financial administration, vendor management, marketing, oversight of third-party service providers, venue maintenance, budgeting, and annual planning and reporting, subject to certain approval rights retained by Sunset. As part of its exclusive management role, Legends will have the right, without any prior approval by Sunset, to negotiate, execute in Legends’ name as agent for Sunset, deliver, and administer all licenses, occupancy agreements, rental agreements, booking commitments, advertising agreements, concession agreements, supplier agreements, service contracts, and all other contracts and agreements in connection with the management, promotion, and operation of The Sunset BA.

Booking. The overall booking strategy for The Sunset BA will be mutually agreed upon by the Parties, while Legends will retain day-to-day programming discretion and collaborate with Sunset on material booking decisions. Legends is also permitted to utilize commercially reasonable multi-venue booking, routing, and promotional strategies with venues managed by Legends or its Affiliates, provided such activities comply with applicable antitrust laws and confidentiality obligations. Although Legends will act in good faith and consistent with the overall booking strategy, Legends provides no guarantee under the Agreement regarding the number of events to be held at The Sunset BA during each fiscal year, the identity of performers at such events, the attendance at such events, or any other similar or related matters regarding The Sunset BA’s operations and performance.

Compensation, Fees, and Reimbursement of Expenses. Legends will be entitled to receive various forms of compensation under the Agreement. During the Pre-Opening Period, Sunset must pay Legends a fixed monthly Pre-Opening Advisory Fee, which Legends is permitted to draw from a Pre-Opening Fund that Sunset must establish in the name of Legends and fund in an amount at least equal to the aggregate of the projected costs and expenses payable by Sunset to Legends in connection with its provision of the Pre-Advisory Services and as set forth in the pre-approved Pre-Opening Budget. During the Management Term, Legends will be entitled to receive: (i) a Base Management Fee payable during the Management Term, consisting of the greater of a fixed annual fee or a fixed percentage of Adjusted Gross Income (calculated based on Operating Revenues (excluding, for purposes of calculating the Base Management Fee, revenues from naming rights and sponsorship agreements for The Sunset BA and ticket sales revenues attributable to the firepit suites premium seating area), less specified event-related costs and other agreed deductions), payable in equal monthly installments; (ii) an Incentive Fee, payable annually based on Legends’ achievement of mutually agreed key performance indicators established by the Parties in writing prior to each fiscal year, which Incentive Fee will be increased annually by a fixed percentage in each subsequent fiscal year (compounded annually); and (iii) various commissions related to food-and-beverage revenues, payable monthly as fixed percentage fees. Sunset must also reimburse Legends for certain approved Operating Expenses incurred by Legends in operating The Sunset BA. Operating Expenses will not include, among other items, property taxes and insurance, Capital Equipment and Capital Improvement costs, reserves for capital expenditures, emergency repairs, pre-existing obligations, payments and expenses related to any financing secured by or in connection with The Sunset BA, Sunset’s ordinary-course accounting and legal expenses, and other expenses not directly related to Legends’ operation of The Sunset BA.

Special Assessment. Legends must administer the collection of the Special Assessment required under the Development Agreement, segregate those amounts from other Operating Revenues, and cooperate with Sunset to cause such amounts to be remitted to the City of Broken Arrow, Oklahoma. Amounts collected as the Special Assessment will be excluded from Operating Revenues or Operating Expenses and will not be factored into the calculation of the Management Fee payable to Legends.

Reports. Legends is required to maintain GAAP-compliant accounting records related to its activities at The Sunset BA and must give Sunset’s authorized representatives access to such books and records maintained at The Sunset BA upon reasonable notice and during reasonable business hours. Each year, Legends must prepare and furnish to Sunset (i) an Annual Report containing specified financial statements and an auditor’s opinion regarding the accuracy of the financial records kept by Legends and of amounts due to the Parties under the Agreement, and (ii) an annual management plan regarding Legends’ anticipated operations and the Proposed Budget for the following fiscal year. Legends must also provide Sunset with certain preliminary financial reports and any financial reports that are required to be prepared under the Development Agreement or the Ground Lease.

Other Customary Terms. In addition to the terms described above, the Agreement contains other customary terms and conditions of an agreement of this nature, including provisions regarding confidentiality, indemnification, insurance, assignment, non-solicitation of employees, ownership of assets, compliance with laws, governmental regulations, and permitting and licensing requirements, force-majeure events, and customary representations and warranties.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 8.01 Other Events.

On July 22, 2026, the Company issued a press release announcing its Agreement with Legends. The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Consulting and Management Agreement, effective July 21, 2026, between the Company and Legends Global Theater Management, LLC
99.1	Press Release of the Company dated July 22, 2026
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

†	Certain portions of this exhibit have been omitted because they are not material, would be competitively harmful if publicly disclosed, and are of the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: July 27, 2026	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman